                           SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                            1934 (Amendment No.__)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 14a-11(c) or Section 14a-12


                     First Industrial Realty Trust, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      _________________________________________________________________________

      2)    Aggregate number of securities to which transaction applies:

      _________________________________________________________________________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      _________________________________________________________________________

      4)    Proposed maximum aggregate value of transaction:

      _________________________________________________________________________

      5)    Total fee paid:

      _________________________________________________________________________

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      _________________________________________________________________________

      2)    Form, Schedule or Registration Statement No.:

      _________________________________________________________________________

      3)    Filing Party:

      _________________________________________________________________________

      4)    Date Filed:

      _________________________________________________________________________

                      FIRST INDUSTRIAL REALTY TRUST, INC.
                             150 North Wacker Drive
                                   Suite 150
                           Chicago, Illinois    60606

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 14, 1997

  NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of First Industrial Realty Trust, Inc. (the "Company") will be held on Wednesday, May 14, 1997 at 9:00 a.m. at the Union League Club, 65 W. Jackson, 5th Floor, Chicago, Illinois 60604 for the following purposes:

  1. To elect three Class III directors of the Company to serve until the 2000 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

  2. To ratify the Board of Directors' selection of Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ending December 31, 1997; and

  3. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

  Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

  The Board of Directors has fixed the close of business on March 14, 1997 as the record date for the Annual Meeting. Only stockholders of record of the Company's common stock, $.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

  You are requested to fill in and sign the enclosed Proxy Card, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                  By Order of the Board of Directors


                                  Chicago, Illinois         Michael J. Havala
                                  April 14, 1997            Secretary

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                      FIRST INDUSTRIAL REALTY TRUST, INC.
                             150 North Wacker Drive
                                   Suite 150
                           Chicago, Illinois    60606

                                 PROXY STATEMENT

                  FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 14, 1997

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Industrial Realty Trust, Inc. (the "Company") for use at the 1997 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 14, 1997, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote on the election of three Class III directors of the Company, to ratify the Board of Directors' selection of Coopers & Lybrand L.L.P. as the Company's independent auditors for the current fiscal year and to act on any other matters properly brought before them.

  This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about April 14, 1997. The Board of Directors has fixed the close of business on March 14, 1997 as the record date for the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 30,051,117 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them on each matter presented to the Stockholders at the Annual Meeting.

  STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE- PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY CARD RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY CARD. IF A PROPERLY EXECUTED PROXY CARD IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PERSONS DESIGNATED AS PROXY HOLDERS ON THE PROXY CARD WILL VOTE (i) FOR THE ELECTION OF THE THREE NOMINEES FOR CLASS III DIRECTORS OF THE COMPANY NAMED IN THIS PROXY STATEMENT, (ii) FOR THE RATIFICATION OF THE BOARD OF DIRECTORS' SELECTION OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR AND
(iii) IN THEIR OWN DISCRETION WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE STOCKHOLDERS AT THE ANNUAL MEETING OR AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. IT IS NOT

ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THE PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING.

  The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of a majority of the votes cast with a quorum present at the Annual Meeting is required for the election of Class III directors and the ratification of the selection of the Company's auditors. Abstentions and broker non-votes will not be counted as votes cast and, accordingly, will have no effect on the majority vote required.

  A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

  The Company's 1996 Annual Report, including financial statements for the fiscal year ended December 31, 1996, is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material.

                                   PROPOSAL I

                        ELECTION OF A CLASS OF DIRECTORS

  Pursuant to the Articles of Amendment and Restatement of the Company (the "Articles"), the maximum number of members allowed to serve on the Company's Board of Directors is twelve (12). Currently, the Board of Directors of the Company consists of nine members and is divided into three classes, with the directors in each class serving for a term of three years and until their successors are duly elected and qualified. The term of one class expires at each annual meeting of stockholders.

  At the Annual Meeting, three directors will be elected to serve until the 2000 annual meeting of stockholders and until their successors are duly elected and qualified. The Board of Directors has nominated John Rau, Robert J. Slater and Michael T. Tomasz to serve as Class III directors (the "Nominees"). Each of the Nominees is currently serving as a Class III director of the Company and has consented to be named as a nominee in this Proxy Statement. The Board of Directors anticipates that each of the Nominees will serve as a director if elected. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will vote for the election of such other person or persons as the Board of Directors may recommend.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.


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

INFORMATION REGARDING NOMINEES AND DIRECTORS

  The following biographical descriptions set forth certain information with respect to the three Nominees for election as Class III directors at the Annual Meeting, the continuing directors whose terms expire at the annual meetings of stockholders in 1998 and 1999, the executive officers and other senior management, based on information furnished to the Company by such persons. The following information is as of March 14, 1997, unless otherwise specified.


 CLASS III NOMINEES FOR ELECTION AT 1997 ANNUAL MEETING - TERM TO EXPIRE IN 2000

JOHN RAU                                               Director since 1994


  Mr. Rau, 48, has been a director of the Company since June 1994. Mr. Rau is President and Chief Executive Officer of Chicago Title and Trust Co. and Chicago Title Insurance Co., and President and Chief Executive Officer of Ticor Title Insurance Co. and Security Union Title Insurance Co., subsidiaries of Chicago Title and Trust Co. Mr. Rau is a member of the combined Board of Directors of Chicago Title and Trust Co. and Chicago Title Insurance Co., as well as Chairman of the Board of Directors of Ticor Title Insurance Co. and Security Union Title Insurance Co. He is also a Director of LaSalle National Bank and a member of the Board of Overseers of the CARE Foundation. From July 1993 until November 1996, Mr. Rau was Dean of the Indiana University School of Business. From 1991 to 1993, Mr. Rau served as Chairman of the Illinois Economic Development Board and as special advisor to Illinois Governor James Edgar. From 1990 to 1993, he was Chairman of the Banking Research Center Board of Advisors and a Visiting Scholar at Northwestern University's J.L. Kellogg Graduate School of Management. During that time he also served as Special Consultant to McKinsey & Company, a worldwide strategic consulting firm. From 1989 to 1991, Mr. Rau served as President and Chief Executive Officer of LaSalle National Bank. From 1979 to 1989, he was associated with The Exchange National Bank, serving as President from 1983 to 1989, at which time The Exchange National Bank merged with LaSalle National Bank. Prior to 1979, he was associated with First National Bank of Chicago. Mr. Rau also served as Chairman of the Board of Trustees of the CARE Foundation.

ROBERT J. SLATER                                         Director since 1994


  Mr. Slater, 59, has been a director of the Company since June 1994. Since 1985, Mr. Slater has been President of Jackson Consulting, Inc., a private consulting company specializing in advising basic industries. Mr. Slater is presently a director of Southdown, Inc., a major cement and cement product manufacturing company. Prior to 1985, Mr. Slater had been associated with Crane Co. for 17 years. Crane Co. is a diversified company involved in the distribution and manufacturing of building products, steel, cement and aerospace products. He served as President and Chief Operating Officer and a director of Crane Co. from 1980 to 1985. He became Vice Chairman of that company in 1985. Prior to that, he was President of Crane Co.'s largest subsidiary, CF&I Steel Corporation, from 1976 to 1980. While President of Crane Co., Mr. Slater also served as Chairman and director of Medusa Corporation, Chairman of the Executive Committee and a director of Huttig Sash and Door Co., Director, Chairman and Chief Executive Officer of CF&I Steel Corporation and director of Crane Co.'s European, Australian, Canadian and Mexican operations.

MICHAEL T. TOMASZ                                       Director since 1994


  Mr. Tomasz, 54, has been President, Chief Executive Officer and a director of the Company since April 1994. He joined The Shidler Group in 1986, where he was managing partner of the Chicago office and was involved in the acquisition, financing, leasing, managing and disposition of over $270 million of commercial property. Prior to joining The Shidler Group, Mr. Tomasz was a commercial real estate broker with CB Commercial (formerly Coldwell Banker) from 1974 to 1985 in which capacity he was involved in the sale and leasing of over $200 million of industrial property. In 1979, Mr. Tomasz was named the "Commercial Salesperson of the Year" by the Chicago Real Estate Board and, in 1996, he was named "Industrial Property Executive of the Year" by Commercial Property News. His professional affiliations include the Society of Industrial and Office Realtors, the Urban Land Institute, the Association of Industrial Real Estate Brokers and the National Association of Real Estate Investment Trusts ("NAREIT").


             CLASS I CONTINUING DIRECTORS - TERM TO EXPIRE IN 1998

JAY H. SHIDLER                                            Director since 1993


  Mr. Shidler, 50, has been Chairman of the Board of Directors since the formation of the Company in August 1993. He is the founder and managing partner of The Shidler Group. A nationally acknowledged expert in the field of real estate investment and finance, Mr. Shidler has over 25 years of experience in real estate investment and has acquired and managed properties involving over $3 billion in aggregate value. Since 1970, Mr. Shidler has been directly involved in the acquisition and management of over 700 properties in 40 states and Canada. He serves on the boards of directors of several private companies and is active as a trustee of several charitable organizations, including The Shidler Family Foundation. Mr. Shidler is also a founder and member of the Board of Directors of TriNet Corporate Realty Trust, Inc., where he served as Co-Chairman of the Board of Directors from March 1993 through May 1996. Mr. Shidler is a member of the Urban Land Institute and NAREIT.

JOHN L. LESHER                                           Director since 1994


  Mr. Lesher, 63, has been a director of the Company since June 1994. Since April 1994, Mr. Lesher has been President of Resource Evaluation, Inc., a consulting firm specializing in working capital management. He is a director of REL Consultancy Group, the parent of Resource Evaluation, Inc., and a director of The Sound Shore Fund. From 1990 to 1993, he was a Managing Director of Korn/Ferry International, an executive recruiting organization. From 1985 to 1989, he was Vice President of the New York financial services practice of Cresap, McCormick & Paget, a management consulting organization; President of Home Group Financial Services, a subsidiary of Home Insurance Company; and President of Mars & Company, an international strategic planning and consulting firm. Prior to 1985, he served for 24 years in various capacities at Booz, Allen & Hamilton, including from 1976 to 1985 as its President.

J. STEVEN WILSON                                         Director since 1994


  Mr. Wilson, 53, has been a director of the Company since June 1994. Since 1991, Mr. Wilson has been Chairman of the Board of Directors, President and Chief Executive Officer and a director of Wickes Lumber Company, which is one of the largest lumber yard chains in the United States. For more than five years, Mr. Wilson has been President, Chief Executive Officer and a director of Riverside Group, Inc., an insurance holding company with operations in real estate and mortgage banking. He is also a director of Atlantic Group, Inc., a supplier of building materials, a director of Circle Investors, Inc., and President and Chief Executive Officer of Wilson Financial Corp., a real estate and investment firm.

             CLASS II CONTINUING DIRECTORS - TERM TO EXPIRE IN 1999

MICHAEL G. DAMONE
                                                            Director since 1994

  Mr. Damone, 62, is Director of Strategic Planning for the Company and has been a director of the Company since June 1994. Between 1973 and 1994, Mr. Damone was Chief Executive Officer of Damone/Andrew, a full service real estate organization, which developed more than three million square feet of industrial, warehouse, distribution and research and development buildings. Prior to co-founding Damone/Andrew in 1973, Mr. Damone was for over six years the executive vice president of a privately-held, Michigan based real estate development and construction company, where he was responsible for the development of industrial business parks. His professional affiliations include the Society of Industrial and Office Realtors, the National Association of Realtors, the Michigan Association of Realtors and the South Oakland County Board of Realtors.

KEVIN W. LYNCH                                            Director since 1994


  Mr. Lynch, 44, has been a director of the Company since June 1994. Mr. Lynch is the Co-founder and Principal of The Townsend Group ("Townsend"), an institutional real estate consulting firm founded in 1983 which provides real estate consulting for pension funds and institutional investors. In his capacity as Principal, Mr. Lynch is responsible for the development of client portfolio strategic planning, investment planning, oversight of advisor/manager real estate compliance and monitoring portfolios on behalf of Townsend's clients. Prior to founding Townsend, Mr. Lynch was associated with Stonehenge Capital Corporation where he was involved in the acquisition of institutional real estate properties and the structuring of institutional real estate transactions. He is a member of the National Real Estate Advisory Board for the Real Estate Center at New York University. Mr. Lynch's professional affiliations include the National Council of Real Estate Investment Fiduciaries, the Pension Real Estate Association, the American Society for Real Estate Research, the Urban Land Institute and NAREIT.

MICHAEL W. BRENNAN                                       Director since 1996


  Mr. Brennan, 40, has been a director since March 1996. He has been Chief Operating Officer of the Company since December 1995, prior to which time he was Senior Vice President, Asset Management of the Company since April 1994. He was a partner of The Shidler Group between 1988 and 1994 and the president of the Brennan/Tomasz/Shidler Investment Corporation and was in charge of asset management, leasing, project finance, accounting and treasury functions for The Shidler Group's Chicago operations. Between 1986 and 1988, Mr. Brennan served as The Shidler Group's principal acquisition executive, with responsibility for the acquisition of over $70 million of commercial properties. Prior to joining The Shidler Group, Mr. Brennan was an investment specialist with CB Commercial (formerly Coldwell Banker). His professional affiliations include the Society of Industrial and Office Realtors, the Urban Land Institute, the National Association of Office and Industrial Parks, NAREIT and the Chicago Union League Club Real Estate Group.

EXECUTIVE OFFICERS AND OTHER SENIOR MANAGEMENT

MICHAEL J. HAVALA

  Mr. Havala, 37, has been Chief Financial Officer, Treasurer and Secretary of the Company since April 1994. He joined The Shidler Group in 1989, and was Chief Financial Officer for The Shidler Group's midwest region with responsibility for accounting, finance and treasury functions. With The Shidler Group, Mr. Havala structured joint ventures, obtained and refinanced project financing, developed and implemented management information systems and coordinated all financial aspects of a three million square foot portfolio located in various states throughout the Midwest. Prior to joining The Shidler Group, Mr. Havala was a Senior Tax Consultant with Arthur Andersen & Company, where he worked in both the tax and audit areas, specializing in real estate, banking and corporate finance. Mr. Havala is a certified public accountant. His professional affiliations include NAREIT and the Illinois CPA Society.

GARY H. HEIGL

  Mr. Heigl, 41, has been Senior Vice President, Capital Markets of the Company since December 1995. Over the last 18 years, Mr. Heigl has specialized in commercial real estate finance, arranging project debt totaling in excess of $6 billion. During 1994 and 1995, Mr. Heigl was Senior Vice President--Director New Business Development for ITT Real Estate Services, Inc. From 1991 through 1993, he operated his own real estate consulting
  firm.   From 1984 through 1990, Mr. Heigl served in various project finance capacities at VMS Realty Partners culminating as Senior Vice President--Finance and Dispositions. Prior to 1984, he served in lending officer positions for the commercial real estate groups of ITT Financial and Aid Association for Lutherans. Mr. Heigl's professional affiliations include the Urban Land Institute and NAREIT.

JOHANNSON L. YAP

  Mr. Yap, 34, has been the Chief Investment Officer of the Company since February 1997. From April 1994 to February 1997, he was Senior Vice President, Acquisitions of the Company. He joined The Shidler Group in 1988 and became a Vice President in 1991, with responsibility for acquisitions, property management, leasing, financing, sales and construction management functions. Between 1988 and 1994, Mr. Yap has assisted in the acquisition, underwriting and due diligence of over $300 million of commercial properties. His professional affiliations include the Urban Land Institute, the Chicago Real Estate Council, NAREIT and the National Association of Industrial and Office Parks.

ANTHONY MUSCATELLO

  Mr. Muscatello, 48, has been President of FI Development Services Corporation since September 1996, prior to which he had served as a Senior Regional Director for Pennsylvania, Nashville and Atlanta since June 1994. Over the last 25 years, he has been responsible for the leasing, management and/or development of over two million square feet of office, industrial and residential real estate. From 1987 to 1994, he served as Managing General Partner of the central Pennsylvania operations of Rouse & Associates, where he was responsible for day-to-day operations, including profit and loss, marketing, leasing, acquisition, financing, construction and asset management functions. From 1982 to 1987, he served in various capacities with Rouse & Associates. From 1969 to 1982, Mr. Muscatello worked for several real estate development firms, where his responsibilities included land acquisition, market analysis and marketing, sales, financing and construction of single family and multi-family homes. He is an active member in the National Association of Industrial and Office Parks and the Industrial Real Estate Brokers of Metropolitan New York.

JAN A. BURMAN

  Mr. Burman, 45, has been a Senior Regional Director of the Company for Long Island and northern New Jersey since January 1997. He oversees acquisitions, developments, build-to-suits, asset management and lease negotiations for the nearly three million square foot regional portfolio. Mr. Burman has 19 years of experience in real estate executive management. Prior to joining the Company, he was a partner and president of Lazarus Burman Associates, a full service real estate company with in-house leasing, management, construction and design capabilities that First Industrial acquired through an UPREIT transaction in January 1997. Under Mr. Burman's leadership, Lazarus Burman Associates tripled in size and dramatically expanded the scope of its activities and operations. Before joining Lazarus Burman Associates, Mr. Burman began his career as a certified public accountant working in the tax and audit departments of Touche Ross & Co. He is president of the Association for a Better Long Island and a member of Syracuse University's School of Management Corporate Advisory Council.

DAVID F. DRAFT

  Mr. Draft, 45, has been a Senior Regional Director of the Company for the Detroit and Grand Rapids regions since March 1996. Over the last 24 years, Mr. Draft has been responsible for leasing, management and/or development of over four million square feet of industrial real estate. Between 1994 and March 1996, Mr. Draft was Co-Founder and Principal of Draft & Gantos Properties, L.L.C., where he was responsible for real estate management, construction and development. From 1990 to 1994, Mr. Draft was Director of Development and Operations for Robert Grooters Development Company where he was responsible for the development and management of industrial properties. Mr. Draft is a licensed real estate broker and member of the National Association of Realtors and the Michigan Association of Realtors.

DUANE H. LUND

  Mr. Lund, 33, has been a Senior Regional Director of the Company for the Minneapolis and St. Paul regions since April 1994. In 1989, he joined The Shidler Group's Minneapolis office where he was involved in coordinating the underwriting and due diligence for over $200 million of commercial property. In 1991 and 1992, Mr. Lund served as Senior Vice President of Asset Management, where he oversaw the management and leasing of a real estate portfolio of three million square feet located in four states. Prior to joining The Shidler Group's Minneapolis office, Mr. Lund was a tax consultant with Peat Marwick Main & Company from 1986 to 1988. He is a certified public accountant. His professional affiliations include NAREIT, the National Association of Industrial and Office Parks, the Minneapolis Area Association of Realtors and the Urban Land Institute. He is also on the Board of Directors of the Wisconsin Real Estate Alumni Association, Inc., and the KPMG Peat Marwick Alumni Association.

PETER F. MURPHY

  Mr. Murphy, 31, has been a Senior Regional Director of the Company for Indiana and Ohio since March 1996. Between 1991 and March 1996, Mr. Murphy was a Vice President of First Highland Management and Development Corporation where he was responsible for the acquisition, development, management and leasing activities for a 2 million square foot portfolio of properties in Indiana and Ohio. Mr. Murphy is a member of the Indianapolis Economic Development Commission.

CHRIS M. SCHNEIDER

  Mr. Schneider, 35, has been Vice President, Finance and Accounting of the Company since March 1996, prior to which time he had been Financial Manager of the Company since December 1994. From 1991 through 1994, he was Controller for The Shidler Group's midwest region with responsibility for its accounting, tax and treasury functions. From 1989 to 1991, Mr. Schneider was a tax consultant with Arthur Andersen & Co., where he specialized in real estate and partnership tax. From 1983 to 1989, he was Asset Manager for two residential and commercial property management firms. Mr. Schneider is a certified public accountant and a member of NAREIT, the Illinois CPA Society and the Minnesota Society of Certified Public Accountants.

CINDY L. THORSON

  Ms. Thorson, 34, has been Vice President, Investor Relations of the Company since July 1995. From 1992 to 1995, she was the Investor Relations Manager for Chicago and North Western Transportation Company. Ms. Thorson managed marketing and consulting projects for Sears and The NutraSweet Company from 1990 to 1992. From 1985 to 1989, she held various positions with the Institute of Real Estate Management and the National Association of Realtors. Ms. Thorson is a member of NAREIT and the National Investor Relations Institute.

RANDALL L. AXELSON

  Mr. Axelson, 38, has been Vice President, Operations and Research of the Company since March 1996 and was Assistant Vice President, Asset Management of the Company from August 1995 until March 1996. Between 1984 and July 1995, he held various positions with Travelers Realty Investment Company, most recently as Assistant Vice President--Investment Administration where he directed and oversaw an 80-property, $900 million commercial portfolio and was responsible for all financial matters related to sales of two national portfolios with an aggregate value of nearly $1 billion. From 1981 to 1984, Mr. Axelson was an accountant at Homart Development Company. He is a certified public accountant and a member of NAREIT, the Urban Land Institute and the Illinois CPA Society.

SCOTT A. MUSIL

  Mr. Musil, 29, has been Controller of the Company since December 1995. From 1988 to August 1995, Mr. Musil served in various capacities with Arthur Andersen & Co., culminating as an audit manager specializing in the real estate and finance industries. He is a certified public accountant and a member of the American Institute of Certified Public Accountants, the Illinois CPA Society and NAREIT.

EILEEN MILLAR

  Ms. Millar, 57, has been Vice President of Administration of the Company since December 1996, and is responsible for directing the Company's training and integration initiatives. From 1977 to 1988, Ms. Millar was with The Shidler Group in Honolulu where she held a number of positions with increasing responsibilities, which included partner of support systems, asset management, property acquisitions and corporate marketing. From 1988 to 1997, she owned her own real estate company and invested in real estate for her own account.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

  The Company is currently managed by a nine member Board of Directors, a majority of whom are independent of both The Shidler Group and the Company's management. The current independent directors are Messrs. Lesher, Wilson, Lynch, Rau and Slater. Pursuant to the terms of the Company's Articles, the directors are divided into three classes. Class I directors hold office for a term expiring at the Annual Meeting of Stockholders to be held in 1998. Class II directors hold office for a term expiring the Annual Meeting of Stockholders to be held in 1999. Class III directors hold office for a term expiring at this Annual Meeting. Each director will hold office for the term to which he is elected and until his successor is duly elected and qualified. At each annual meeting of the stockholders of the Company, the successors to the class of directors whose terms expire at that meeting will be elected to hold office for a term continuing until the annual meeting of stockholders held in the third year following the year of their election and the election and qualification of their successors.

  The Board of Directors held seven meetings during fiscal year of 1996. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of the Board of Directors of which he was a member.

  The Board of Directors has appointed an Audit Committee, a Compensation Committee, an Investment Committee and a Nominating Committee.

  Audit Committee. The Audit Committee, which consists of Messrs. Rau, Lynch and Wilson, makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met two times in 1996.

  Compensation Committee. The Compensation Committee, which consists of Messrs. Slater and Lesher, makes recommendations and exercises all powers of the Board of Directors in connection with certain compensation matters, including incentive compensation and benefit plans. The Compensation Committee administers, and has authority to grant awards under, the First Industrial Realty Trust, Inc. 1994 Stock Incentive Plan (the "1994 Stock Plan") and the newly adopted First Industrial Realty Trust, Inc. 1997 Stock Incentive Plan (the "1997 Stock Plan"). The Compensation Committee met five times in 1996.

  Investment Committee. The Investment Committee, which consists of Messrs. Shidler, Tomasz, Brennan and Damone, provides oversight and discipline to the acquisition and new investment process. New investment opportunities are described in written reports based on detailed research and analyses in a standardized format applying appropriate underwriting criteria. The Investment Committee meets with the Company's acquisition personnel, reviews each submission thoroughly and makes a formal recommendation to the Board of Directors for all acquisitions and development projects with a total investment in excess of $15 million. The Investment Committee met nine times during 1996.

  Nominating Committee. The Nominating Committee proposes individuals for election as directors at the Annual Meeting of Stockholders of the Company and in connection with any vacancy that may develop on the Board of Directors. The Board of Directors, in turn, as a whole by a majority vote either approves all of the nominations so proposed by the Nominating Committee or rejects all of the nominations in whole, but not in part. In the event that the Board of Directors as a whole by a majority vote rejects the proposed nominations, the Nominating Committee develops a new proposal. The Nominating Committee will consider nominees recommended by stockholders of the Company. Such recommendations shall be submitted in writing to the Secretary of the Company. The membership of the Nominating Committee consists of a total of four directors which includes (i) the Chairman of the Board of the Company, (ii) the President of the Company, and (iii) two other directors selected by the entire Board of Directors of the Company from among those directors who are not officers of the Company and whose term is not expiring in the calendar year that the Nominating Committee is making its proposal. The Nominating Committee that made the proposals approved by the Board of Directors and set forth in this Proxy Statement consisted of Messrs. Shidler, Tomasz, Lesher and Wilson. The Nominating Committee met once during 1996.

DIRECTOR COMPENSATION

  Directors of the Company who are also employees receive no additional compensation for their services as a director. Non-employee directors of the Company receive an annual director's fee of $16,000. Each non-employee director also receives $1,000 for each regular quarterly meeting of the Board of Directors attended, $500 for each special meeting of the Board attended, $500 for each substantive special telephonic Board meeting participated in and $500 for each committee meeting attended. Under the 1994 Stock Plan, upon election to the Board and following each annual meeting of stockholders, each of the Company's non-employee directors receives an option to purchase 7,500 shares at the market price of the shares on the date of grant. All options granted to non-employee directors will vest one year after the date of grant.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth the aggregate compensation, including cash compensation and option awards, paid by the Company with respect to the fiscal years ended December 31, 1994, 1995 and 1996 to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE

                                                                    Long Term
                                                                  Compensation
                                                                             Shares        All Other
Name and                          Annual                 Restricted Stock  Underlying    Compensation
Principal Position       Year  Salary($)(1)   Bonus($)(2)  Awards($)(3)   Options(#)(4)      ($)(5)
------------------       ----  -------------  -----------  ------------   ------------   ------------

                                                                               -
Michael T. Tomasz        1996    $250,000      $375,000       $75,000        30,000         $39,663
President and            1995     200,000       290,000          --          70,000          11,924
Chief Executive          1994     100,000        75,000          --         132,000             350
Officer

Michael W. Brennan       1996    $190,000      $285,000       $65,000        20,000         $13,046
Chief Operating          1995     145,000       155,000          --          30,000           1,717
Officer                  1994      72,500        40,000          --          75,000             350

Michael J. Havala        1996    $175,000      $236,241       $50,000        14,000         $12,626
Chief Financial          1995     145,000       109,000          --          30,000           2,032
Officer, Treasurer and   1994      72,500        40,000          --          75,000             350
Secretary

Johannson L. Yap         1996    $140,000      $238,510       $40,000        12,500          $7,285
Chief Investment         1995     100,000       100,000          --          20,000             263
Officer                  1994      50,000        25,000          --          30,000             263

Anthony Muscatello       1996    $125,000      $209,250          --          10,000         $10,756
President of FI          1995     100,000       125,000          --          20,000           3,687
Development Services     1994      50,000        25,000          --          30,000             263
Corporation






_____________

(1) Amounts for 1994 reflect actual base salary earned during the Company's period of operation since the Company's initial public offering of Common Stock in June 1994 (the "Initial Public Offering"). They are based on the following annual base salary rates for 1994: $200,000 for Mr. Tomasz, $145,000 for each of Messrs. Brennan and Havala, and $100,000 for each of Messrs. Yap and Muscatello.
(2) Amounts for 1994 represent bonuses awarded in March 1995 based on performance for the six months ended December 31, 1994. Amounts for 1995 represent bonuses awarded in February 1996 based on performance for the year ended December 31, 1995. Amounts for 1996 represent bonuses awarded
    in February 1997   based on performance for the year ended December 31,
    1996 and include bonus amounts awarded in 1996 in conjunction with the Company's profitability incentive plan.
(3) The Compensation Committee determined in February 1997 to award the Named Executive Officers restricted Common Stock as part of their annual bonus with respect to their 1996 performance. Although such restricted Common Stock has not yet been issued, it is anticipated to vest on January 31, 1998 (subject to earlier vesting upon a change of control of the Company, certain terminations of employment assuming certain performance targets are achieved or upon the Compensation Committee's consent). The dollar amount shown is approximately equal to the product of the number of shares of restricted Common Stock granted multiplied by the closing price of the Common Stock as reported by the New York Stock Exchange on the date of grant ($29.75 on February 14, 1997). This valuation does not take into account any diminution in value which results from the restrictions applicable to such Common Stock. From and after the date of issuance, holders of the restricted Common Stock will be entitled to vote such Common Stock and receive dividends at the same rate applicable to unrestricted shares of Common Stock. The total number of shares of restricted Common Stock to be issued to each Named Executive Officer is as follows: Mr. Tomasz - 2,521 shares, Mr. Brennan - 2,185 shares, Mr. Havala - 1,681 shares and Mr. Yap - 1,345 shares.
(4) Amounts for 1994 represent options granted in connection with the Initial Public Offering on June 23, 1994 under the 1994 Stock Plan at an exercise price equal to $23.50 per share. These options vested in three equal installments on December 23, 1994, June 23, 1995 and June 23, 1996.
    Amounts for 1995 represent options granted on July 17, 1995 under the 1994 Stock Plan at an exercise price equal to $20.25 per share. These options vested in two equal installments on January 17, 1996 and July 17, 1996. Amounts for 1996 represent options granted on July 11, 1996 under the 1994 Stock Plan at an exercise price equal to $22.75 per share. These options vest in two equal installments on January 11, 1997 and July 11, 1997.
(5) Includes premiums paid by the Company on term life insurance for the benefit of the Named Executive Officers. Amounts reported for 1996 also include benefits accrued on units awarded in 1996 to the Named Executive Officers under the Deferred Income Plan (as defined and described below). Generally, amounts accrued under the Deferred Income Plan vest in equal quarterly installments over three years and are paid out (in cash or Common Stock at the discretion of the Compensation Committee) in three annual installments, commencing on the January 31st after the date of grant. Amounts accrued under the Deferred Income Plan to each Named Executive Officer in 1996 were as follows: Mr. Tomasz - $23,498, Mr. Brennan - $10,071, Mr. Havala - $10,071, Mr. Yap - $6,714 and Mr. Muscatello - $6,714.

OPTION GRANTS AND EXERCISES

         Option Grants. The following table sets forth the options granted with respect to the fiscal year ended December 31, 1996 to the Named Executive Officers.


                             OPTION GRANTS IN 1996

                                                          Individual Grants
                                      ---------------------------------------------------------
                                                       Percent of
                                        Number of     Total Options
                                         Options       Granted to      Exercise or                 Total Present
                                         Granted      Employees in     Base Price    Expiration       Value as
                 Name                    (#)(1)        1996 (%)(2)      ($/sh)(3)       Date          of Grant
              ----------------------  ------------   ---------------  ------------   ----------   ------------
              Michael T. Tomasz             30,000        13.3%             $22.75    7/11/2006        $72,900
              Michael W. Brennan            20,000        8.9%               22.75    7/11/2006         48,600
              Michael J. Havala             14,000        6.2%               22.75    7/11/2006         34,020
              Johannson L. Yap              12,500        5.5%               22.75    7/11/2006         30,375
              Anthony Muscatello            10,000        4.4%               22.75    7/11/2006         24,300

_________________

(1) Represents options granted on July 11, 1996 under the 1994 Stock Plan and which vest in two equal installments on January 11, 1997 and July 11, 1997.
(2) Percentages do not take into account 45,000 options in the aggregate granted to non-employee Directors of the Company.
(3) The closing price per share as reported on the New York Stock Exchange on July 11, 1996 (the date of grant).
(4) Based on the Black-Scholes option pricing model adapted for use in valuing stock options. The actual value, if any, that the named officer may receive will depend on the excess of the stock price at the time of exercise over the exercise or base price on the date the option is exercised. There is no assurance that the value realized by the named officer will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based on certain assumptions, such as interest rates, stock price volatility and future dividend yields.

         Option Exercises and Year-End Holdings. No options were exercised in 1996 by any of the Named Executive Officers. The following table sets forth the value of options held at the end of 1996 by the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996
                     AND FISCAL YEAR-END 1996 OPTION VALUES

                                                  Number of Securities
                                                 Underlying Unexercised       Value of Unexercised
                       Shares                            Options            In-the-Money Options at
                      Acquired                     at Fiscal Year-End (#)   December 31, 1996 (1)
                         on          Value         ----------------------    -----------------------
 Name                 Exercise (#)  Realized ($)  Exercisable Unexercisable  Exercisable Unexercisable
 -----------------    --------      --------      ----------- -------------  -----------------------
 Michael T.              0             0             202,000    30,000     1,616,250     228,750
 Tomasz
 Michael W.              0             0             105,000    20,000       819,375     152,500
 Brennan
 Michael J.              0             0             105,000    14,000       819,375     106,750
 Havala
 Johannson L. Yap        0             0              50,000    12,500       408,750      95,313
 Anthony                 0             0              50,000    10,000       408,750      76,250
 Muscatello

_________________

(1) Based on the closing price per share as reported on the New York Stock Exchange on December 31, 1996 ($30.38).

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and "greater than ten- percent" stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms so filed.

         Based solely on review of the copies of such forms furnished to the Company for 1996, all Section 16(a) filing requirements applicable to the Company's officers, directors and "greater than ten-percent" stockholders were complied with, except that (i) each of Peter Murphy and David Draft filed his Form 3 late, (ii) Gary Heigl filed one Form 4 late relating to his open market purchase of 5,000 shares of Common Stock in February 1996, (iii) Michael Brennan filed one Form 4 late relating to his open market purchase of 380 shares of Series A Preferred Stock in March 1996, and (iv) Michael Tomasz filed two Forms 4 late relating to his open market purchases of 1,000 shares and 1,400 shares of Commo n Stock in July and September 1996, respectively.

EMPLOYMENT AGREEMENTS

         In December 1996, the Company entered into a written employment agreement with Michael T. Tomasz, its Chief Executive Officer. The agreement provides for an initial annual salary of $250,000, subject to annual review by the Compensation Committee, and an annual bonus at the discretion of the Compensation Committee. The agreement provides for an initial term of three years and subsequent three-year periods unless otherwise terminated; provided, however, that the agreement will expire on Mr. Tomasz's 70th birthday. Upon certain changes in control of the Company or a termination without cause, Mr. Tomasz is entitled to severance in an amount equal to three times his annual salary, plus three times his average bonus over the prior three years. In addition, upon termination, Mr. Tomasz's options and awards under the 1994 Stock Plan, the 1997 Stock Plan and the Deferred Income Plan will fully vest and his other benefits will continue for a period of three years. Severance amounts payable to Mr. Tomasz upon termination will be reduced if such amounts become payable after Mr. Tomasz's 67th birthday. Mr. Tomasz has agreed to a three-year covenant not to compete after termination.

         In February 1997, the Company entered into a written employment agreement with Michael W. Brennan, its Chief Operating Officer. The agreement provides for an initial annual salary of $195,000, subject to annual review by the Compensation Committee, and an annual bonus at the discretion of the Compensation Committee. The agreement provides for an initial term of two years and subsequent two year periods unless otherwise terminated; provided, however, that the agreement will expire on Mr. Brennan's 70th birthday. Upon certain changes in control of the Company or a termination without cause, Mr. Brennan is entitled to severance in an amount equal to two times his annual salary, plus two times his average bonus over the prior two years. In addition, upon termination, Mr. Brennan's options and awards under the 1994 Stock Plan, the 1997 Stock Plan and Deferred Income Plan will fully vest and his other benefits will continue for a period of two years. Severance amounts payable to Mr. Brennan upon termination will be reduced if such amounts become payable after Mr. Brennan's 67th birthday. Mr. Brennan has agreed to a two-year covenant not to compete after termination.

         In June 1994 in connection with the Initial Public Offering, the Company entered into a written employment agreement with Anthony Muscatello which will expire in June 1997. The agreement provides for an annual minimum salary of $100,000 and such bonus and other incentive compensation as approved by the Compensation Committee from time to time. The Company is obligated to maintain a $500,000 term life insurance policy for Mr. Muscatello.

STOCK PERFORMANCE GRAPH

         The incorporation by reference of this Proxy Statement into any document filed with the SEC by the Company shall not be deemed to include the following performance graph unless such graph is specifically stated to be incorporated by reference into such document.

         The following graph provides a comparison of the cumulative total stockholder return among the Company, the Standard & Poor's 500 Index ("S&P 500") and the NAREIT Equity REIT Total Return Index (the "NAREIT Index"), an industry index of 172 tax-qualified equity REITs (including the Company). The comparison is for the period from May 31, 1994 (for the S&P 500 and the NAREIT Index) and June 23, 1994 (for the Company, the date of the Initial Public Offering) to December 31, 1996 and assumes the reinvestment of any dividends. The initial price of the Company's Common Stock shown in the graph below is based upon the price to the public of $23.50 per share in the Initial Public Offering on June 23, 1994. The Common Stock of the Company was first listed for quotation on the New York Stock Exchange on June 24, 1994. The closing price quoted on the New York Stock Exchange at the close of business on June 24, 1994 was $23-5/8 per share. The NAREIT Index includes REITs with 75% or more of their gross invested book value of assets invested directly or indirectly in the equity ownership of real estate. Upon written request, the Company will provide stockholders with a list of the REITs included in the NAREIT Index. The historical information set forth below is not necessarily indicative of future performance. The following graph was prepared at the Company's request by Research Holdings Limited, San Francisco, California.

                             [PERFORMANCE GRAPH]



                            Cumulative Total Return

               6/24/94  6/30/94  12/31/94 6/30/95  12/31/95  6/30/96  12/31/96

Company          $100   $101    $ 87       $ 96     $110      $120      $158
S&P 500          $100   $ 98    $102       $123     $133      $155      $173
NAREIT Index     $100   $ 98    $ 96       $101     $106      $118      $150

DEFERRED INCOME PLAN

         The Compensation Committee approved, effective as of January 1, 1996, the First Industrial Realty Trust, Inc. Deferred Income Plan (the "Deferred Income Plan"), which provides that key officers and employees designated by the Compensation Committee may be granted "units" under the Deferred Income Plan. Each such unit entitles the holder to an amount equivalent to the dividend paid with respect to a share of the Company's Common Stock, provided the base dividend amount indicated in the applicable grant is equalled or exceeded. Deferred income benefit amounts credited each fiscal quarter are then reinvested in additional units under the Deferred Income Plan. The benefits under the Deferred Income Plan vest pro rata over a three-year period and are paid no later than January 31st following the calendar year in which such benefit vests or in which the participant dies (if earlier). In the event of certain change of control transactions or the sale of all or substantially all of the Company's assets, the deferred income benefits are immediately payable whether or not vested. The Compensation Committee has the option to pay the vested benefits in either cash or Company Common Stock. In the event a participant's service with the Company is terminated for cause, all deferred income benefits immediately terminate, even if previously vested.

REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors is composed of two of the Company's independent outside directors, Messrs. Slater and Lesher. The Compensation Committee is responsible for administering the policies which govern the Company's executive compensation.

         Objectives of Executive Compensation. The Compensation Committee has designed its compensation policy to provide the proper incentives to management to maximize the Company's performance in order to serve the best interests of its stockholders. As a result, the Compensation Committee intends to focus on incentive awards, such as stock option grants, restricted stock awards and deferred income awards (as described below) as opposed to large salary increases to emphasize performance related incentive compensation. The Compensation Committee grants stock option awards under the 1994 Stock Plan and will in the future grant stock options and other incentive awards under the newly adopted 1997 Stock Plan. To further its goals of providing appropriate incentives to the Company's executive officers, the Compensation Committee adopted the Deferred Income Plan in 1996.

         The bonuses and incentive awards awarded for 1996 performance to the Chief Executive Officer and the other executive officers were based on the Company's Funds from Operations ("FFO"), an industry recognized measure of a REIT's performance, and officer specific performance objectives, such as individual performance related to same property net operating income growth and acquisition goals.

         The Company maintains the philosophy that compensation of its executive officers and others should be directly and materially linked to operating performance. To achieve this linkage, executive compensation is weighted towards bonuses paid and incentive awards granted on the basis of the Company's performance. Thus, while annual salary increases are based on personal performance of the executive officers and general economic conditions, annual bonuses and incentive award grants are directly tied to the Company's actual economic performance during the applicable fiscal year.

         Stock options are granted to the executives under the provisions of the 1994 Stock Plan and will also be granted, together with other incentive awards, such as restricted stock and stock appreciation rights, under the 1997 Stock Plan. Such incentive awards are granted to provide incentive to improve stockholder value over the long-term and to encourage and facilitate executive stock ownership. Stock options are granted at the market price of the Common Stock at the date of grant to ensure that executives can only be rewarded for appreciation in the price of the Common Stock when the Company's stockholders are similarly benefitted. The Compensation Committee determines those executives who will receive incentive award grants and the size of such awards.

         Compensation Committee Procedures. The Compensation Committee will annually evaluate the personal performance of the Chief Executive Officer and the other executive officers of the Company, as well as the Company's performance. In setting the salary levels for compensation, the Compensation Committee compares the total annual compensation and stock ownership of the Chief Executive Officer and the other executive officers to the executive compensation of executive officers of other publicly-held REITs. Personal performance can include such qualitative factors as organizational and
management development exhibited from year to year.   Generally the
Compensation Committee will meet at the beginning of each year to review performance and approve incentive awards for the preceding fiscal year, and to approve base salary and performance targets for the current year.

         Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on the Company's tax return of compensation over $1 million to any of the named executive officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders. The Compensation Committee's policy with respect to Section 162(m) is to make reasonable efforts to ensure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate rewards for their performance.

         The Compensation Committee believes that it has designed and implemented a compensation structure which provides appropriate awards and incentives for the Company's executive officers as they work to sustain and improve the Company's overall performance.

         Submitted by the Compensation Committee:

                Robert J. Slater       John L. Lesher

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consists of Messrs. Slater and Lesher. Neither of them has served as an officer of the Company or has any other business relationship or affiliation with the Company, except his service as a director.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

         The Company leases office space in Chicago, Illinois from an affiliate of The Shidler Group at an aggregate annual cost of $131,000. Management of the Company believes the terms of this lease are as favorable or more favorable to the Company as could be obtained in an arm's length transaction. The Company intends to terminate such lease and move the Company's corporate headquarters to office space in a building owned by an unaffiliated third party.

         The Company often obtains title insurance coverage for its properties from Chicago Title Insurance Company ("CTIC"). Mr. Rau, a Director of the Company, became the President, Chief Executive Officer and a Director of CTIC in 1996. Management of the Company believes the terms of the title insurance provided by CTIC to the Company and the premiums therefor are as favorable to the Company as could be obtained from other title insurance companies.

         On September 1, 1992, two partnerships, Indian Village Shopping Center Investment Company and 4118 Eastwood Investment Company, commenced proceedings under Chapter 11 of the United States Bankruptcy Court for the District of Arizona. Mr. Shidler is an officer and a shareholder of the corporate general partner of each such partnership. Both partnerships' cases were resolved by settlement with the major secured lender and dismissed by order of the Bankruptcy Court in May 1993. On January 25, 1993, Western Suburban Industrial Investments Limited Partnership commenced proceedings under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois. Both Messrs. Shidler and Tomasz are officers and shareholders of the corporate general partner of such partnership. The bankruptcy case was fully resolved by settlement with creditors and dismissed by order of the Bankruptcy Court in June 1993. On April 22, 1993, the Florida Department of Insurance filed a court petition seeking the appointment of a receiver for the liquidation of Dependable Insurance Company, Inc. ("Dependable"), a subsidiary of Riverside Group, Inc., of which Mr. Wilson is the President, Chief Executive Officer and a director. The petition was withdrawn on January 11, 1994, pursuant to a settlement between the Florida Department of Insurance and Dependable.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table presents information concerning the ownership of Common Stock of the Company and limited partnership units ("Units") of First Industrial, L.P. (which generally are exchangeable on a one-for-one basis, subject to adjustments, for Common Stock) by all directors, the Named Executive Officers, the directors and executive officers as a group and persons or entities known to the Company to be beneficial owners of more than 5% of the Company's Common Stock on March 14, 1997, unless otherwise indicated, based on representations of officers and directors of the Company and filings received by the Company on Schedules 13D and 13G or Form 13F under the Exchange Act.

                                                                         Common Stock/Units
                                                                            Beneficially
                                                                               Owned
                                                                    ---------------------------

                                                                                     Percent
                                                                       Number       of Class
                                                                    -----------   -------------
                              Names and Addresses of
                                 5% Stockholders
                                 ---------------
                     FMR Corp.(1)
                     82 Devonshire Street
                     Boston, Massachusetts  02109  . . . .            3,757,300       12.5%

                     Glickenhaus & Co.(2)
                     Six East 43rd Street
                     New York, New York  10017-4641  . . .            1,738,400       5.8%

                              Names and Addresses of
                             Directors and Officers*
                             -----------------------

                     Jay H. Shidler(3)(5)  . . . . . . . .            1,276,121       4.2%

                     Michael T. Tomasz(4)  . . . . . . . .              382,404       1.3%

                     John L. Lesher(5) . . . . . . . . . .               22,500        **




                     Kevin W. Lynch(6) . . . . . . . . . .               23,018        **

                     Michael G. Damone(7)  . . . . . . . .              202,046        **

                     John Rau(5) . . . . . . . . . . . . .               24,500        **

                     Robert J. Slater(5) . . . . . . . . .               23,500        **

                     J. Steven Wilson(5) . . . . . . . . .               22,500        **

                     Michael W. Brennan(8) . . . . . . . .              213,015        **

                     Michael J. Havala(9)  . . . . . . . .              133,331        **

                     Johannson L. Yap(10)  . . . . . . . .               75,184        **

                     Anthony Muscatello(11)  . . . . . . .              136,986        **

                     All directors, Named Executive
                       Officers and other executive
                     officers                                         3,370,121       10.5%
                       as a group (17 persons)(12) . . . .

* The business address for each of the Directors and executive officers of the Company is 150 North Wacker Drive, Suite 150, Chicago, Illinois 60606.
**       Less than 1%
(1) Pursuant to a Schedule 13G dated February 11, 1997 filed by FMR Corp., FMR Corp. has the sole power to dispose of all 3,757,300 shares reported, but has the sole power to vote only 537,700 of such shares.
(2) Includes 290,700 shares for which Glickenhaus & Co., an investment advisor, has no voting power, as reported in a Schedule 13G dated March 18, 1996.
(3) Includes 910,660 shares held by Shidler Equities L.P., a Hawaii limited partnership owned by Mr. Shidler and Wallette Shidler, 65,118 limited partnership units ("Units") in First Industrial, L.P., which are exchangeable one-for-one for shares of Common Stock, held by Mr. Shidler directly, 254,541 Units held by Shidler Equities, L.P., 1,223 Units held by Mr. and Mrs. Shidler jointly, and 22,079 Units held by Holman/Shidler Investment Corporation.
(4) Includes 4,000 shares held by a trust for the benefit of Mr. Tomasz's spouse and 3,800 shares held by a trust for the benefit of Mr. Tomasz's daughters. A relative of Mr. Tomasz is the sole trustee of each of such trusts. Also includes 217,000 shares which may be acquired by Mr. Tomasz upon the exercise of options granted under the 1994 Stock Plan, consisting of 132,000 shares at an exercise price of $23.50 per share, 70,000 shares at an exercise price of $20.25 per share and 15,000 shares at an exercise price of $22.75 per share.
         Also includes 23,868 Units. Does not include 2,521 shares of restricted Common Stock to be issued under the 1997 Stock Plan.
(5) Includes 7,500 shares which may be acquired by such person upon the exercise of vested options granted under the 1994 Stock Plan at an exercise price of $23.50 per share, an additional 7,500 shares which may be acquired by such person upon the exercise of vested options granted under the 1994 Stock Plan at an exercise price of $18.25 per share and 7,500 shares which may be acquired by such person upon the exercise of options (which will vest in May 1997) granted under the 1994 Stock Plan at an exercise price of $23.50 per share.
(6) Includes 7,500 shares which may be acquired by such person upon the exercise of vested options granted under the 1994 Stock Plan at an exercise price of $23.50 per share and 7,500 shares which may be acquired by such person upon the exercise of options (which will vest in May 1997) granted under the 1994 Stock Plan at an exercise price of $23.50 per share.
(7) Includes 3,000 shares held by a trust for the benefit of Mr. Damone's wife. Also includes 53,750 shares which may be acquired by Mr.
         Damone upon the exercise of options granted under the 1994 Stock Plan, consisting of 30,000 shares at an exercise price of $23.50 per share, 20,000 shares at an exercise price of $20.25 per share and 3,750 shares at an exercise price of $22.75 per share. Also includes 144,296 Units.
(8) Includes 115,000 shares which may be acquired by Mr. Brennan upon the exercise of options granted under the 1994 Stock Plan, consisting of 75,000 shares at an exercise price of $23.50 per share, 30,000 shares at an exercise price of $20.25 per share and 10,000 shares at an exercise price of

         $22.75 per share. Also includes 7,587 Units. Does not include 2,185 shares of restricted Common Stock to be issued under the 1997 Stock Plan or 380 shares of Preferred Stock.
(9) Includes 834 shares held in custodial accounts for Mr. Havala's children. Also includes 112,000 shares which may be acquired by Mr. Havala upon the exercise of options granted under the 1994 Stock Plan, consisting of 75,000 shares at an exercise price of $23.50 per share, 30,000 shares at an exercise price of $20.25 per share and 7,000 shares of which at an exercise price of $22.75 per share. Does not include 1,681 shares of restricted Common Stock to be issued under the 1997 Stock Plan or 500 shares of Preferred Stock.
(10) Includes 940 shares held in a custodial account for the benefit of Mr. Yap's children. Also includes 56,250 shares which may be acquired by Mr. Yap upon the exercise of options granted under the 1994 Stock Plan, consisting of 30,000 shares at an exercise price of $23.50 per share, 20,000 shares at an exercise price of $20.25 per share and 6,250 shares at an exercise price of $22.75 per share. Does not include 1,345 shares of restricted Common Stock to be issued under the 1997 Stock Plan.
(11) Includes 55,000 shares which may be acquired by Mr. Muscatello upon the exercise of options granted under the 1994 Stock Plan, consisting of 30,000 shares at an exercise price of $23.50 per share, 20,000 shares at an exercise price of $20.25 per share and 5,000 shares at an exercise price of $22.75 per share. Also includes 81,654 Units.
(12) Includes 807,500 shares in the aggregate which may be acquired by directors or executive officers upon the exercise of options granted under the 1994 Stock Plan, consisting of 447,000 shares at an exercise price of $23.50 per share, 37,500 shares at an exercise price of $18.25 per share, 210,000 shares at an exercise price of $20.25 per share and 113,000 shares at an exercise price of $22.75 per share. Also includes 1,343,384 Units. Does not include 8,572 shares of restricted Common Stock to be issued under the 1997 Stock Plan or 880 shares of Preferred Stock in the aggregate owned by certain executive officers and directors of the Company.


                                  PROPOSAL II

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

 The accounting firm of Coopers & Lybrand L.L.P. has served as the Company's independent auditors since the Company's formation in August 1993. On March 4, 1997, the Board of Directors voted to appoint Coopers & Lybrand L.L.P. as the Company's independent auditors for the current fiscal year. A representative of Coopers & Lybrand L.L.P. will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

 THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 1997.

                                 OTHER MATTERS

SOLICITATION OF PROXIES

 The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses. The Company has retained MacKenzie Partners, Inc. to assist, as necessary, in the solicitation of proxies, for a fee estimated to be approximately $5,000 plus reasonable out-of-pocket expenses.

STOCKHOLDER PROPOSALS

 Stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 12, 1997, in order to be considered for inclusion in the proxy statement and on the proxy card that will be solicited by the Board of Directors in connection with the 1998 Annual Meeting of Stockholders.

 In addition, the Bylaws of the Company provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting or propose business for consideration at such annual meeting, notice must generally be given to the Secretary of the Company not more than 90 days nor less than 60 days prior to the first anniversary of the preceding year's annual meeting. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.

OTHER MATTERS

 The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, it is the intention of the persons named as proxies in the accompanying Proxy Card to vote in their discretion all shares represented by validly executed proxies.

 REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

                      FIRST INDUSTRIAL REALTY TRUST, INC.

           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 14, 1997
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P
R    The undersigned appoints Michael T. Tomasz and Michael J. Havala, or either
O    of them, with full powers of substitution, as proxies of the undersigned,
X    with the authority to vote upon and act with respect to all shares of stock
Y of First Industrial Realty Trust, Inc. (the "Company"), which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Company, to be held at the Union League Club, 65 W. Jackson, 5th Floor, Chicago, Illinois, 60604, commencing Wednesday, May 14, 1997, at 9:00 a.m., and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present, and especially (but without limiting the general authorization and power hereby given) with the authority to vote on the election of three Class III Directors as follows:

                  Nominees (term, if elected, expires 2000):
                  JOHN RAU   ROBERT J. SLATER   MICHAEL T. TOMASZ

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED HEREIN. IF THIS PROXY DOES NOT INDICATE A CONTRARY CHOICE, IT WILL BE VOTED FOR ALL THE NOMINEES FOR DIRECTOR AS LISTED ABOVE, FOR THE RATIFICATION OF AUDITORS DESCRIBED IN ITEM 2. BELOW, AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES HEREIN WITH RESPECT TO ANY AND ALL MATTERS REFERRED TO IN ITEM 3. BELOW.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES NAMED HEREIN CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                                                   SEE REVERSE
                                                                     SIDE

[ X ] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

                    FOR ALL          WITHHOLD
                    NOMINEES         AUTHORITY
                (except as marked  to vote for all
                to the contrary on    nominees
                 the line below)    listed below
1. Election of       [   ]            [   ]
   three Class III
   Directors

Withhold authority for the following nominee(s):
_______________________________________________

                      AUTHORITY AUTHORITY
                       GRANTED  WITHHELD
                         FOR    AGAINST  ABSTAIN
2. Ratification of the  [   ]    [   ]    [   ]
   selection of
   Coopers & Lybrand L.L.P.
   as the Company's
   independent
   auditors

                        AUTHORITY AUTHORITY
                         GRANTED  GRANTED
                           FOR    AGAINST  ABSTAIN
3. In their discretion,   [   ]    [   ]    [   ]
   on any and all
   other matters as
   may properly
   come before the
   meeting

NOTE: PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES
APPEAR ABOVE. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE
FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE,
GUARDIAN, ET CETERA. PLEASE RETURN SIGNED PROXY IN THE
ENCLOSED ENVELOPE.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to said stock and hereby ratifies and confirms all that the proxies named herein and their substitutes, or any of them, may lawfully do by virtue hereof.



___________________________________________________________
Signature of Stockholder

___________________________________________________________
Signature of Stockholder (if held jointly)             Date
